Exhibit 99(i)(v)

Richards Layton & Finger
Attorneys at Law

July 22, 2019

Lord Abbett Investment Trust

90 Hudson Street

Jersey City, NJ 07302

Re:	Lord Abbett Investment Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel for Lord Abbett Investment Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Instrument, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 16, 1993, effective as of August 16, 1993, (the “Certificate of Trust”);

(b)	The Declaration and Agreement of Trust of the Trust, dated as of August 16, 1993, made by the trustee named therein, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 1”) on November 16, 1994, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 2”) on December 14, 1995, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 3”) on June 19, 1996, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 4”) on November 12, 1997, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 5”) on March 12, 1998, as amended by Amendment to Declaration and Agreement of Trust (the

To Lord Abbett Investment Trust

July 22, 2019

“Amendment No. 6”) on October 21, 1998, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 7”) on January 20, 1999, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 8”) on May 19, 1999, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 9”) on March 9, 2000, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 10”) on April 12, 2001, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 11”) on December 12, 2001, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 12”) on March 14, 2002, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 13”) on April 22, 2003, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 14”) on October 1, 2003, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 15”) on April 20, 2004, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 16”) on August 11, 2004, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 17”) on June 23, 2005, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 18”) on June 22, 2006, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 19”) on June 22, 2006, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 20”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 21”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 22”) on July 26, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 23”) on September 11, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 24”) on September 11, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 25”) on December 13, 2007, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 26”) on December 15, 2010, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 27”) on January 27, 2011, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 28”) on October 24, 2013, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 29”) on November 6, 2014, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 30”) on September 15, 2015, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 31”) on July 28, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 32”) on November 3, 2016, as

To Lord Abbett Investment Trust

July 22, 2019

amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 33”) on December 15, 2016, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 34”) on February 16, 2017, as amended by the Amendment to Declaration and Agreement of Trust (the “Amendment No. 35”) on October 26, 2017, as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 36”) on September 20, 2018, and as amended by Amendment to Declaration and Agreement of Trust (the “Amendment No. 37”) on May 23, 2019 (collectively, the “Trust Instrument”);

(c)	Post-Effective Amendment No. 97 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”), to be filed with the Securities and Exchange Commission on or about the date hereof, including prospectuses (the “Prospectuses”), with respect to the issuance of Class A1 shares of beneficial interest in Lord Abbett Ultra Short Bond Fund (each a “Share” and collectively the “Shares”);

(d)	The By-Laws of the Trust (the “By-Laws”), as in effect on the date hereof as approved by the Board of Trustees of the Trust (the “Board”);

(e)	A certificate of the Secretary of the Trust with respect to certain matters including with respect to the Board’s approval of the issuance of the Shares, dated on or about the date hereof; and

(f)	A Certificate of Good Standing for the Trust, dated July 19, 2019, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein. In particular, we have not reviewed any document (other than the foregoing documents) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject

To Lord Abbett Investment Trust

July 22, 2019

matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization, due establishment or due formation, as the case may be, and valid existence in good standing of each Series of the Trust, as applicable, and of each party to the documents examined by us under the laws of the jurisdiction governing its organization, establishment or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

To Lord Abbett Investment Trust

July 22, 2019

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name in the Prospectuses. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

JWP/SXG